                                                                    EXHIBIT 21.1

                            COMFORT SYSTEMS USA, INC.
                              LIST OF SUBSIDIARIES

ENTITY                                                             STATE OF
NUMBER     NAME OF ENTITY                                          ORGANIZATION
------     --------------                                          ------------
1.         Aaron Mechanical, Inc.                                  Michigan
2.         ACI Mechanical, Inc.                                    Delaware
3.         A.C.I. Mechanical USA, Inc.                             Delaware
4.         Accurate Air Systems, L.P.                              Texas
5.         Accu-Temp GP, Inc.                                      Delaware
6.         Accu-Temp LP, Inc.                                      Delaware
7.         Accu-Temp, LLC                                          Indiana
8.         Air Solutions USA, Inc.                                 Delaware
9.         Air Temp, Inc.                                          Delaware
10.        American Mechanical Inc.                                Michigan
11.        American Refrigeration Contractors, Inc.                Delaware
12.        Atlas-Accurate Holdings, L.L.C.                         Delaware
13.        Atlas Air Conditioning Company, L.P.                    Texas
14.        Batchelor's Mechanical Contractors, Inc.                Alabama
15.        BCM Controls Corporation                                Massachusetts
16.        Border Electric Co., L.P.                               Texas
17.        Border Mechanical Co., L.P.                             Texas
18.        Carson Brothers, Inc.                                   Montana
19.        CEL, Inc. (Casey Electric)                              Delaware
20.        Central Mechanical Construction Co. , Inc.              Delaware
21.        Central Mechanical, Inc.                                Delaware
22.        Climate Control, Inc.                                   Delaware
23.        Comfort Systems USA (Arkansas), Inc.                    Delaware
24.        Comfort Systems USA (Bristol), Inc.                     Delaware
25.        Comfort Systems USA (Cleveland), Inc.                   Ohio
26.        Comfort Systems USA (Florida), Inc.                     Florida
27.        Comfort Systems USA G.P., Inc.                          Delaware
28.        Comfort Systems USA (Hartford), Inc.
29.        Comfort Systems USA (Intermountain), Inc.               Utah
30.        Comfort Systems USA National Service Organization, Inc. Delaware
31.        Comfort Systems USA (Philadelphia), Inc.                Pennsylvania
32.        Comfort Systems USA (Syracuse), Inc.                    New York
33.        Comfort Systems USA (Texas), L.P.                       Texas
34.        CS44 Acquisition Corp. [Edmonds/Service Refrigeration]  Delaware
35.        CS48 Acquisition Corp.                                  Delaware
36.        Design Mechanical Incorporated                          Delaware
37.        Eastern Heating & Cooling, Inc.                         New York
38.        Eastern Refrigeration Co., Inc.                         New York
39.        EDS, Inc. [Energy Development Services]                 Minnesota

                           COMFORT SYSTEMS USA, INC.
                             LIST OF SUBSIDIARIES

ENTITY                                                             STATE OF
NUMBER     NAME OF ENTITY                                          ORGANIZATION
------     --------------                                          ------------
40.        E.L. Pruitt Company                                     Delaware
41.        ESS Engineering, Inc.                                   Delaware
42.        F&G Mechanical Corporation                              Delaware
43.        FIX Reinsurance Corporation                             Vermont
44.        Fred Hayes Mechanical Contractors, Inc.                 Virginia
45.        Gotham Air Conditioning Service, Inc.                   Delaware
46.        Gulfside Mechanical, Inc.                               Delaware
47.        H & H Plumbing & Heating, Inc.                          Delaware
48.        H & M Mechanical, Inc.                                  Delaware
49.        Helm Corporation                                        Colorado
50.        Helm Corporation San Diego                              California
51.        Hess Mechanical  Corporation                            Delaware
52.        Hillcrest Sheet Metal, Inc.                             Delaware
53.        Industrial Cooling Inc.                                 Delaware
54.        J & J Mechanical, Inc.                                  Kentucky
55.        James Air Conditioning Enterprise Inc.                  Puerto Rico
56.        Kilgust Mechanical, Inc.                                Delaware
57.        Kuempel Service, Inc.                                   Ohio
58.        Lowrie Electric Company, Inc.                           Tennessee
59.        MDC Service Corporation                                 California
60.        Mandell Mechanical Corporation                          New York
61.        Martin Heating, Inc.                                    Wyoming
62.        Maximum Refrigeration & Air Conditioning Corp.          Delaware
63.        Meadowlands Fire Protection Corp.                       New Jersey
64.        Mechanical Service Group, Inc. [Page]                   Delaware
65.        Mechanical Technical Services, L.P.                     Texas
66.        MJ Mechanical Services, Inc.                            Delaware
67.        Neel Mechanical Contractors, Inc.                       Delaware
68.        NJM Service Co.                                         New Jersey
69.        Nogle & Black Mechanical, Inc.                          Delaware
70.        North American Mechanical, Inc.                         Delaware
71.        North Jersey Mechanical Contractors, Inc.               New Jersey
72.        OK Sheet Metal and Air Conditioning, Inc.               Delaware
73.        Outbound Services, Inc.                                 Delaware
74.        Plant Services Incorporated                             Iowa
75.        Quality Air Heating & Cooling, Inc.                     Michigan
76.        River City Mechanical, Inc.                             Michigan
77.        RMC2 Mechanical Systems, Inc.                           California
78.        Ross & Associates, Inc.                                 Delaware
79.        S&K Air Conditioning Co., Inc.                          Georgia
80.        S. I. Goldman Company, Inc.                             Delaware
81.        S.M. Lawrence Company, Inc.                             Tennessee

                           COMFORT SYSTEMS USA, INC.
                             LIST OF SUBSIDIARIES

ENTITY                                                             STATE OF
NUMBER     NAME OF ENTITY                                          ORGANIZATION
------     --------------                                          ------------
82.        SA Associates, Inc.                                     Utah
83.        Salmon &  Alder, LLC                                    Utah
84.        Seasonair, Inc.                                         Maryland
85.        Shambaugh & Son, L.P.                                   Texas
86.        Sheren Plumbing & Heating, Inc.                         Delaware
87.        Southern Bluegrass Mechanical, Inc.                     Delaware
88.        Standard Heating & Air Conditioning Company             Alabama
89.        Superior Mechanical Systems, Inc.                       Delaware
90.        Target Construction, Inc.                               Delaware
91.        Temp-Right Service, Inc.                                Delaware
92.        Temprite Air Conditioning and Refrigeration, Inc.       Delaware
93.        The Capital Refrigeration Company                       Delaware
94.        The Fagan Company                                       Kansas
95.        Tri-City Mechanical, Inc.                               Arizona
96.        Troost Service Co.                                      Michigan
97.        United Environmental Services, L.P.                     Texas
98.        Walker-J-Walker, Inc.                                   Tennessee
99.        Weather Engineering, Inc.                               Delaware
100.       Western Building Services, Inc.                         Colorado